UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 13, 2015

Sierra Income Corporation

(Exact name of registrant as specified in its charter)

Maryland	0-54650	45-2544432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Park Ave, 33rd Floor

New York, NY 10152

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 759-0777

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 13, 2015, Sierra Income Corporation (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”).

The following two proposals were voted on at the Annual Meeting: (1) the re-election of Seth Taube and Valerie Lancaster-Beal, each to serve as a Class III director until the Company’s 2018 Annual Meeting of Stockholders or until a successor is duly elected and qualified; and (2) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Stockholders of record at the close of business on March 5, 2015, were entitled to vote at the Annual Meeting. As of March 5, 2015, the record date, there were 59,796,803 shares of common stock outstanding and entitled to vote. A quorum consisting of 30,351,935 shares of common stock of the Company was present or represented at the Annual Meeting.

The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below. Both proposals were approved by the requisite vote.

Proposal 1.	The re-election of Seth Taube and Valerie Lancaster-Beal, each to serve as a Class III director until the Company’s 2018 Annual Meeting of Stockholders or until a successor is duly elected and qualified:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Seth Taube	16,798,674	637,169	12,916,092
Valerie Lancaster-Beal	16,809,067	626,776	12,916,092

Proposal 2.	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

Votes For	Votes Against	Votes Abstained
29,716,909	112,378	522,648

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2015	SIERRA INCOME CORPORATION

	By:	/s/ Richard T. Allorto, Jr
Richard T. Allorto, Jr.
Chief Financial Officer